Exhibit 10.16

April 9, 2003

Mr. Michael Gardner

Hoku Scientific, Inc.

2153 North King Street

Suite 306

Honolulu, Hawaii 96819

Dear Mike:

Based on our various conversations and review of your space requirements for expansion, we offer as follows:

•	Rental of an additional 3,605 sq.ft. would be $7,318.15 per month plus tax.

•	Occupancy and rent commencement date would be June 1 or sooner (required permits allowing).

•	Rental of an additional 500 sq.ft. would be $1,015 per month plus tax.

•	Construction will commence on or about October 1, 2003. Occupancy and rent will commence on January 1, 2004.

•	Right of first refusal on the remaining 590 sq.ft. continues, except that we will not offer this unit for lease until June 1, 2003 or occupancy of your first phase space, whichever is later.

•	Security deposit:

Phase 1:	3,605 sq.ft.	=	$7,318.15	(by April 15)
Phase 2:	500 sq.ft.	=	$1,075.00	(by November 1)
Phase 3:	590 sq.ft.	=	$1,197.70	(30 days prior to occupancy)

•	We will provide tenant improvement allowances as follows:

Phase 1:	$36,050
Phase 2:	$5,000
Phase 3:	$5,900

These allowances are exclusive of carpeting and any necessary ceiling lights, sprinklers, or A/C duct relocations.

Mr. Michael Gardner

April 9, 2003

•	Schedule of improvements financed over the term of your tenancy:

Phase 1:	4.5 years
Phase 2:	4.0 years
Phase 3:	When occupied and to coincide with terminus of original lease.

All other terms and conditions, except as modified herein, remain as indicated in your original lease.

Please be advised that mechanical equipment (motors and duct work) will belong to you and may be moved to other locations after full payment has been made.

It will be important for your Phase 1 construction time schedule that this lease modification be signed as soon as practical. Please be advised that all square footages are subject to verification and adjustments made accordingly.

Very truly yours, DREAL HAWAII LLC

/s/ JOE VIERRA
Joe Vierra

JV:gk

ACCEPTED:

By:	/s/ MICHAEL GARDNER
Michael Gardner, COO

Date: 4/9/2003

Hoku Expansion Space (Phase 1 Only)

Cost Estimate		4/4/2003
Mechanical	$58,000.00
Plumbing	$7,000.00	(No restroom)
Roofing	$8,000.00
Electrical	$39,000.00
Design	$18,000.00
*Wall, Demo, etc.	$94,000.00	(No restroom - Security mesh included)
Reception	$15,000.00	(Budget allowance)
Glass	$7,000.00	(Budget allowance)

Sub-Total =	$246,000.00
Less Allowance =	$36,050.00	(Based on 3,605 square feet)

Total Financed =	$209,950.00

Finance Cost =	$4,642.50	(Based on 54 months)
Rental =	$7,318.15	(3,605 square feet @ $2.03)

Total Rental Cost =	$11,960.65	(New improvements + Rental)

*	Painting by Hoku